EXHIBIT INDEX

         4.2         -     Form of Warrant Agreement (1)
         4.4         -     Certificate of Designation establishing Series C
                              Preferred Stock (17)
         4.6         -     Form of Registrant Warrant issued in subsidiary
                              private placement (25)
         4.7         -     Form of Registrant Warrant issued to designees
                              of Paramount Capital, Inc. and D.H. Blair &
                              Co., Inc. (25)
         5.1         -     Opinion of Bachner, Tally, Polevoy & Misher LLP
                              as to legality
         10.68(a)    -     1995 Employee Stock Purchase Plan, as amended
         23.1        -     Consent of Coopers & Lybrand L.L.P.
                              - Included on II - 6*
         23.2        -     Consent of Bachner, Tally, Polevoy & Misher LLP
                              - Included in Exhibit 5.1
         24          -     Power of Attorney - Included on II - 4*

---------------------------

(1)      Incorporated by reference to the Registrant's registration statement on Form S-1 (File No. 33-32408) declared effective on March 8, 1990.
(17)     Incorporated by reference to the Registrant's Quarterly Report on
           Form 10-Q for the nine months ended June 30, 1993
(25)     Incorporated by reference to the Registrant's Annual Report on
           Form 10-K for the fiscal year ended September 30, 1994



----------------
         *           Previously filed

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                                      II-7

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                                  EXHIBIT 5.1


                                 March 15, 1996

Interneuron Pharmaceuticals, Inc.
1 Ledgemont Center
99 Hayden Avenue
Suite 340
Lexington, MA 02173

Gentlemen:

         You have requested our opinion with respect to the offering and sale by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 3,533,078 shares, including 410,179 shares issuable upon exercise of warrants (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (No. 333-1273) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents ad corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid an nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                     Very truly yours,



                                     BACHNER, TALLY, POLEVOY & MISHER LLP
JMC:brf


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